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                                                                       EXHIBIT 8
                          Morgan, Lewis & Bockius LLP
                               Counselors at Law
                                101 Park Avenue
                            New York, NY 10178-00600
                                  212-309-6000
                               Fax: 212-309-6273


December 19, 1996

National Patent Development Corporation
9 West 57th Street, Suite 4170
New York, New York 10019

          Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to National Patent Development Corporation, a Delaware corporation ("National Patent"), in connection with the preparation of a Registration Statement on Form S-4 dated December 19, 1996 (the "Registration Statement"), containing the Joint Proxy Statement of National Patent and General Physics Corporation/Prospectus of National Patent relating to the merger of GPX Acquisition Inc., a Delaware corporation and a direct wholly-owned subsidiary of National Patent ("Newco"), with and into General Physics Corporation, a Delaware corporation ("General Physics").

     Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

     In arriving at the opinion expressed below, we have examined and relied upon the following documents:

          (a) the Registration Statement;

          (b) the tax representations letters to us from National Patent and General Physics; and

          (c) the Agreement and Plan of Merger, dated as of November 19, 1996, and amended as of December 18, 1996, among General Physics, Newco and National Patent.
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National Patent Development Corporation
December 19, 1996
Page 2

     We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of General Physics and National Patent and such certificates and representations of officers and representatives of General Physics and National Patent and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in clause (c) above or otherwise referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each such agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each such agreement or otherwise referred to in the Registration Statement were and will be carried out in accordance with their terms.

     Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

     The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

     We have advised National Patent in connection with the description of the material United States federal income tax consequences to United States holders that appears in the Registration Statement under the caption "Certain Federal Income Tax Consequences" and we confirm that such discussion, to the extent that it relates to matters of United States federal income tax law, is our opinion. While such description discusses the material anticipated federal income tax consequences applicable to certain United States holders, it does not purport to discuss all United States tax consequences and our opinion is limited to those United States tax consequences specifically discussed therein.

     In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.
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National Patent Development Corporation
December 19, 1996
Page 3

     We are furnishing this letter in our capacity as counsel to National Patent and this letter is solely for National Patent's benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

     We consent to the reference to our firm under the captions "Legal Matters" and "Certain Federal Income Tax Consequences" in the Registration Statement and we consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,